UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
July 30, 2019
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PLURALSIGHT, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38498 (Commission File Number)	82-3605465 (I.R.S. Employer Identification Number)

182 North Union Avenue Farmington, Utah 84025
(Address of principal executive offices and zip code)
(801) 784-9007
(Registrant's telephone number, including area code)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	PS	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On July 31, 2019, the Audit Committee (the "Audit Committee") of the Board of Directors of Pluralsight, Inc. (the "Company") dismissed PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm.

The reports of PwC on the consolidated financial statements of the Company and subsidiaries as of and for the fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through July 31, 2019, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to PwC's satisfaction, would have caused PwC to make reference thereto in their reports, and (ii) no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in the Company's internal control over financial reporting related to the accounting for non-standard equity-based compensation awards, previously reported in Item 9A of the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2018 filed on June 27, 2019, which has not yet been fully remediated.

The Company provided PwC with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not it agrees with the statements made herein. A copy of such letter, dated August 2, 2019, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On July 31, 2019, the Audit Committee approved the engagement of Ernst & Young LLP ("EY") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019, effective as of immediately after the filing of the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019. During the Company's two most recent fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through July 31, 2019, neither the Company nor anyone acting on its behalf consulted with EY regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K. EY is aware of the material weakness mentioned in Item 4.01(a) above and understands it is a reportable event.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2019, the Company and Joseph DiBartolomeo, the Company’s Chief Revenue Officer mutually agreed that Mr. DiBartolomeo would step down from his position as Chief Revenue Officer and all other positions he holds with the Company and its affiliates and subsidiaries, effective as of August 1, 2019.

The Company and Mr. DiBartolomeo have entered into a Separation Agreement (the “Agreement”). Pursuant to the Agreement, Mr. DiBartolomeo’s will be placed on paid administrative leave beginning on August 2, 2019. Under the Agreement, subject to certain conditions:

•	Pluralsight will continue to pay to Mr. DiBartolomeo his base salary through July 31, 2020, which may be offset by certain compensation Mr. Bartolomeo receives from a future employer or source.

•	Mr. DiBartolomeo will continue to receive his current health benefit package, or the equivalent thereof if his employment terminates sooner, through July 31, 2020.

•	Pluralsight will pay to Mr. DiBartolomeo sales commissions earned through July 31, 2019.

•
Vesting of 131,095 equity securities will accelerate, with approximately 50% of such securities vesting on the Agreement’s effective date, approximately 25% of such securities vesting six months after the effective date, and the remaining amount of such securities vesting on July 31, 2020, all subject to compliance with the obligations in the Agreement and other current contractual obligations. All other equity securities he holds that are unvested as of August 1, 2019 will be forfeited.

The foregoing is not a complete description of the terms and conditions of the Agreement and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Company's next Quarterly Report on Form 10-Q.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description of Exhibit
16.1	Letter of PricewaterhouseCoopers LLP, dated August 2, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pluralsight, Inc.

August 2, 2019	/s/	James Budge
James Budge
Chief Financial Officer